Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2023 Equity Incentive Plan of Gentherm Inc. of our reports dated February 24, 2023, with respect to the consolidated financial statements of Gentherm Inc. and the effectiveness of internal control over financial reporting of Gentherm Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

May 18, 2023